Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

EvoAir Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.001 per share(1)	457(o)	-	$-	$15,000,000	0.00014760	$2,214.00
	Equity	Underwriters Warrants(2)	457(g)	-	$-	$-	-	$-
	Equity	Ordinary shares underlying underwriter’s warrants(3)	457(o)	-	$-	$1,687,500	0.00014760	$249.08

								$2,463.08
Fees Previously Paid	Equity	Ordinary Shares, par value $0.001 per share	457(o)	-	$-	$15,000,000	0.00014760	$2,214.00

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$16,687,500
	Total Fees Previously Paid							2,214.00
	Total Fee Offsets
	Net Fee Due							$249.08

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended. Includes the shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	In accordance with Rule 457(i) under the Securities Act, no separate registration fee is required with respect to the warrants registered hereby.
(3)	We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of common stock equal to 9% of the total number of shares of common stock sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option. The underwriters’ warrants will have an exercise price per share equal to 125% of the public offering price per share in this offering and may be exercised on a cashless basis.